UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CORPORATE PROPERTY ASSOCIATES 17 -
GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	20-8429087 (I.R.S. Employer Identification Number)

50 Rockefeller Plaza New York, NY (Address of Principal Executive Offices)	10020 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-140842
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
None	None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     This registration statement relates to the registration with the Securities and Exchange Commission of common stock, par value $0.001 per share (the “Common Stock”), of Corporate Property Associates 17 - Global Incorporated, a Maryland corporation (the “Registrant”). The description of the Common Stock to be registered hereunder is set forth under the caption “Description of Shares,” contained in the Registrant’s registration statement on Form S-11 originally filed with the Securities and Exchange Commission on February 22, 2007 (Registration No. 333-140842), as amended, and is incorporated herein by reference.
Item 2. Exhibits.
   2.1      Articles of Amendment and Restatement of the Registrant (incorporated herein by reference to Exhibit 3.3 to the registration statement on Form S-11 filed with the Securities and Exchange Commission on October 4, 2007).
   2.2       Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the registration statement on Form S-11 filed with the Securities and Exchange Commission on June 22, 2007).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
Date: November 5, 2007	By:	/s/ Gordon F. DuGan
		Name:	Gordon F. DuGan
		Title:	Chief Executive Officer and Director

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